                                                                       EXHIBIT 1


                              ____________ Shares

                         CHESAPEAKE ENERGY CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               October ___, 1996

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
PRUDENTIAL SECURITIES INCORPORATED
    As representatives of the
         several underwriters
         named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette
         Securities Corporation
         277 Park Avenue
         New York, New York  10172

Dear Sirs:

         CHESAPEAKE ENERGY CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of _______ shares of its common stock, par value $0.10 per share ("Common Stock"). The _______ shares of Common Stock to be issued and sold by the Company are hereinafter called the Firm Shares.

         It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold to the several Underwriters named in Schedule I hereto (the "Underwriters") in connection with the offering and sale of such Firm Shares. Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Prudential Securities Incorporated shall act as representatives (the "Representatives") of the several Underwriters.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional _______ shares of its Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." Capitalized terms not specifically defined herein are defined in the Prospectus referred to below, and used herein as so defined.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (No. 333-_____) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, and a registration statement, if any, filed pursuant to Rule 462(b), which becomes effective upon filing under the Act, increasing the size of the offering, are hereinafter referred to as the "Registration Statement"; and the prospectus and related supplements or attached term sheets, if any, in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus."

         2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters, upon the basis of the representations and warranties contained in this Underwriting Agreement ("Agreement"), and subject to its terms and conditions, agrees, severally and not jointly, to purchase from the Company at a price per share of $_______ (the "Purchase Price"), the number of Firm Shares (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) set forth on Schedule I hereto opposite the name of such Underwriter.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to ______ Additional Shares from the Company at the Purchase Price. The Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The Representatives shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined),
(ii) no later than 10 business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.





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         3.      Terms of Public Offering.  The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made in New York City at 10:00 A.M., New York City time, on the third business day (the "Closing Date") following the date of this Agreement, or at such other location as may be mutually acceptable to you and the Company. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between the Representatives and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer in immediately available funds to the Company.

         5. Agreements of the Company. The Company agrees with the Underwriters as follows:

                 (a) The Company will, if the Registration Statement has not heretofore become effective under the Act, and if otherwise necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A of the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. If the Registration Statement has become effective and the Company, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elects not to file a post-effective amendment pursuant to Rule 430A of the Act, it will file the form of Prospectus required by Rule 424(b) of the Act within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company will otherwise comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A, and Rule 462 of the Act.





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                 (b)      The Company will advise the Underwriters promptly
and, if requested by any of the Underwriters, confirm such advice in writing,
(i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 of the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or any other regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or any other regulatory authority for any amendment or supplement to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority and (iv) of the happening of any event during the period referred to in paragraph (d) below, which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus untrue or which requires the making of any addition to or change in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (c) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in the Underwriters' reasonable judgment as a prospectus is required to be delivered in connection with sales of the Shares by an Underwriter or a dealer, the Company will furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriters may reasonably request.

                 (d) If during such period as in the Underwriters' judgment the Underwriters are required to deliver a prospectus in connection with offers or sales of the Shares by the Underwriters, any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to an offeree or a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will promptly notify the Underwriters of such event and amendment or





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supplement and furnish to the Underwriters without charge such number of copies thereof as the Underwriters may reasonably request.

                 (e) The Company will mail and make generally available to its securityholders, as soon as practicable and for the time period specified by Rule 158 under the Act, a consolidated earnings statement which shall satisfy the provisions of Section 11(a) and Rule 158 of the Act and will advise the Underwriters in writing when such statement has been made available.

                 (f) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay and be responsible for all costs, charges, liabilities, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing, filing, distribution and delivery under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements thereto, (ii) the registration with the Commission and the issuance and delivery of the Shares, (iii) the preparation, printing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, reports, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares (but excluding the fees of legal counsel to the Underwriters), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (i) below (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement (including exhibits), Prospectus and preliminary prospectuses, and all amendments and supplements to any of them, including any document incorporated by reference therein, as may be requested by the Underwriters or by dealers (but excluding the fees of legal counsel to the Underwriters), (vi) the filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") of the Underwriters' compensation in connection with the offering of the Shares (including, without limitation, any filing fees in connection herewith), (vii) the listing of the Shares on the New York Stock Exchange ("NYSE"), (viii) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate to the members thereof by mail, telex or other means of communication (but excluding the fees of legal counsel to the Underwriters) and (ix) the performance by the Company of its other obligations under this Agreement, including (without limitation) the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to the Underwriters.

                 (g) The Company will furnish to each of the Representatives upon request, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment or supplement to it, including each post-effective amendment and all exhibits filed therewith, and will furnish to each of the Representatives such number of conformed copies of the Registration Statement as so filed and of each amendment to it, including each post-effective amendment, but without exhibits, as the Representatives may reasonably request.





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                 (h)      The Company will not file any amendment or supplement
to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which the Underwriters shall not previously have been advised and provided a copy (i) in the case of any post-effective amendment or supplement within two business days, (ii) in the case of any post-effective amendment or supplement, prior to the filing thereof or to which the Underwriters shall reasonably object; and the Company will prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment or supplement to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause the same to become effective as promptly as possible.

                 (i) Prior to any public offering of the Shares, the Company will cooperate with the Underwriters and the Underwriters' counsel in connection with the registration or qualification of the Shares for offer and sale by the Underwriters under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may request. The Company will continue such qualification in effect so long as required by law for distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall neither be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which its is not now so subject).

                 (j) The Company will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act"), subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offer or sale of Shares.

                 (k) So long as any of the Shares are outstanding, the Company will (i) mail and make generally available, as soon as practicable after the end of each fiscal year to the record holders of the Shares, a financial report of the Company and its subsidiaries (each, a "Subsidiary," and collectively, the "Subsidiaries") on a consolidated basis (and a similar financial report of all unconsolidated Subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding fiscal year, certified by independent certified public accountants,
(ii) mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated Subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the





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preceding fiscal year and (iii) mail to each of the Underwriters, without charge, a copy of each report or such other publicly available information furnished to holders of the Shares, or filed with the Commission, whether or not required by law, and such other publicly available information concerning the Company and its Subsidiaries as the Underwriters may reasonably request, at the same time as such reports or other information are furnished to such holders.

                 (l) During the period beginning on the date of this Agreement and continuing to and including the later of the Closing Date and any Option Closing Date, there will be no transactions entered into by the Company or any of the Subsidiaries, which are material with respect to the Company and the Subsidiaries, taken as a whole, and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (m) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                 (n) The Company will not (and will direct its affiliates not to) take, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 (o) During the period beginning from the date hereof and continuing to and including the date which is 180 days after the Closing Date, neither the Company nor the Subsidiaries shall sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of the sale of any "security" (as defined in Section 2(1) of the Securities Act) of the same or a similar class as the Common Stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

                 (p) The Company will use its best efforts to maintain the listing of the Common Stock on the NYSE for a period of five years after the effective date of the Registration Statement.

                 (q) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

6. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:

                 (a) When the Registration Statement becomes effective, including on the date of any post-effective amendment, at the date of the Prospectus (if different), and at the Closing Date





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and any Option Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and each supplement or amendment thereto will not at the date of the Prospectus, at the date of any such supplement or amendment or at the Closing Date and any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through Donaldson, Lufkin & Jenrette Securities Corporation expressly for use therein. The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 7 hereof) that the only written information furnished to the Company by or on behalf of any Underwriter through Donaldson, Lufkin & Jenrette Securities Corporation expressly for use in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement to any of them) consists of (i) the last full paragraph of text appearing on the outside front cover page of the Prospectus,
(ii) the names of the Underwriters in the form they appear on the outside front and back cover pages of the Prospectus, and (iii) the third full paragraph of text appearing under the caption "Underwriting" in the Prospectus, and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement has not been described and filed as required.

                 (b) Each preliminary prospectus and the Prospectus, filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 or 430A under the Act, complied when so filed in all material respects with the Act.

                 (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable.

                 (d) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(i) hereof; no injunction, restraining order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of the Subsidiaries which would prevent





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or suspend the issuance or sale of the Shares, the effectiveness of the
Registration Statement, or the use of any preliminary prospectus or Prospectus in any jurisdiction referred to in Section 5(i) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best of the Company's knowledge, threatened against, the Company or any of the Subsidiaries which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity of this Agreement or the Shares; and the Company has complied with every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                 (e) The capitalization table set forth in the Prospectus under the caption "Capitalization" identifies in reasonable detail as of the date specified all outstanding long-term indebtedness, including the current portion thereof, and stockholders' equity of the Company and the Subsidiaries, prior to and after giving pro forma effect to the offering of the Shares and the application of proceeds therefrom; and since the respective dates as of which information is given in the Registration Statement and the Prospectus there has been no material change in the capital stock or long-term debt of the Company and the Subsidiaries taken as a whole, except for the Senior Notes Offering.

                 (f) Subsequent to the respective dates as of which information is given in the Registration Statement or Prospectus, except as set forth in the Registration Statement or Prospectus, there has not been any material adverse change in the business, prospects, properties, operations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included in the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries taken as a whole, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business or that are fully reflected in the Prospectus.

                 (g) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as (i) such enforcement may be subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto. This Agreement conforms in all material respects to the description thereof contained in the Prospectus.

                 (h) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares, and application of the proceeds of the sale thereof as set forth in the Prospectus, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or





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
an event that with notice or lapse of time, or both, would constitute a default) or require consent under, or, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to the terms of any agreement, instrument, franchise, license or permit to or by which the Company is a party or may be bound (other than those as to which requisite waivers or consents have been obtained by the Company), or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or equivalent instruments of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its respective properties or assets is required for the execution, delivery and performance of this Agreement, except as may be required for compliance with federal and state securities laws in connection with the offering of the Shares.

                 (i) Chesapeake Operating, Inc., Lindsay Oil Field Supply, Inc., Sander Trucking Company, Inc., Whitmire Dozer Service, Inc., Chesapeake Exploration Limited Partnership, Chesapeake Gas Development Corporation and Chesapeake Energy Marketing, Inc., are all the Subsidiaries of the Company. Each of the Company and the Subsidiaries has been duly incorporated or organized as a limited partnership, is validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization, and has the corporate or partnership power and authority required to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, properties, operations, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                 (j) All of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable (subject, however, in the case of equity interests of any limited partnership, to the general liability of general partnership interests), and, on the Closing Date and any Option Closing Date, will be owned by the Company or another Subsidiary, free and clear of any security interest, claim, lien, or encumbrance other than the security interest held by United States Trust Company of New York, as collateral agent, for and on behalf of holders of the 12% Notes (the "12% Notes Pledge"). On the Closing Date, there will not be any rights granted to or in favor of any person to acquire any such capital stock or other equity interests of a Subsidiary other than pursuant to the 12% Notes Pledge.

                 (k) The authorized, issued and outstanding capital stock of the Company, as of the date hereof, is (i) 45,000,000 shares of Common Stock authorized, of which ________ shares are issued and outstanding (before giving effect to the issuance of the Company Shares) and (ii) 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which no shares are issued and outstanding. As of the Closing Date, all of the outstanding shares of Common





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Stock (including the Shares) will have been duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. As of the Closing Date, except as disclosed in the Prospectus, there will be no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company (other than the outstanding options and warrants hereafter mentioned); there will be no outstanding or authorized options (other than pursuant to the Company's 1992 Incentive Stock Option Plan, 1992 Nonstatutory Stock Option Plan and 1994 Stock Option Plan, collectively, the "Stock Option Plans"), warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock; and there will be no agreements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party (other than (i) the agreement dated February 11, 1993 with respect to the appointment of Liberty Bank and Trust Company of Oklahoma City, N.A., as the transfer agent and registrar of the Common Stock ("Transfer Agent/Registrar Agreement"), (ii) the Stock Registration Agreement, dated May 21, 1992, as amended on May 26, 1992, among the Company and certain holders of options to purchase Common Stock of the Company granted by Chesapeake Investments ("CI") and TLW Investments, Inc. ("TLW") (the "CI/TLW Registration Agreement"), and (iii) Indemnity and Stock Registration Agreement and First Amendment (Revised) thereto, each dated February 12, 1993, and the Second Amendment thereto dated October 20, 1995, among the Company, Chesapeake Operating, Inc., CI, TLW, Aubrey K. McClendon and Tom L. Ward (the "Indemnity and Stock Registration Agreement").

                 (l) Neither the Company nor any Subsidiary is in violation of its charter or by-laws or other governing instrument or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which it is a party or by which it or any of its property is bound, except for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                 (m) Except as disclosed or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated, which, if adversely decided, would have, individually or in the aggregate, a Material Adverse Effect. The descriptions contained or incorporated by reference in the Prospectus of the proceedings disclosed therein are true, complete and accurate in all material respects.

                 (n) Each of the Company and the Subsidiaries has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, and has made all declarations and filings with and satisfied all eligibility and other similar requirements imposed by all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain any such License or to make any such declaration or filing or satisfy any such requirement would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to, or has any reason to believe that any governmental body or agency is considering limiting, suspending, modifying or revoking, any such License.

                 (o) Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party under any trademark, copyright, patent or license as a consequence of the activities of the Company or any of its subsidiaries, except for infringements or conflicts the remediation of or compensation for which would not have a Material Adverse Effect.

                 (p) Coopers & Lybrand, whose reports are included or incorporated by reference in the Prospectus, is an independent public accountant (as defined in the Act) with respect to the Company and the Subsidiaries.

                 (q) The financial statements and notes thereto included or incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial position, results of operations, cash flows and stockholders' equity of the Company and the Subsidiaries (as reflected in such financial statements) in conformity with generally accepted accounting principles on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Prospectus, in all material respects present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company and the other entities as to which such information is shown.

                 (r) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (s) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws (as defined below) on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any notice, permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act, as amended, the Occupational Safety and Health Act, as amended, and comparable state and local laws and other safety, health and environmental conservation or protection laws ("Environmental Laws"), the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect, or (ii) lacks any notices, permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such notice, permit, license or approval, the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect. Without limitation of the foregoing, there is as of the date hereof no litigation or action pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries relating to any violation of any Environmental Laws with respect to the assets or business of the Company or any of the Subsidiaries which is required to be disclosed in the Prospectus, or which might result, individually or in the aggregate, in a Material Adverse Effect.

                 (t) The Company and the Subsidiaries have good and defensible title to their interests in oil and gas properties and to all other real and personal property owned by them, in each case free and clear of all liens and defects except such as are described in the Prospectus or would not result in a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.
Except to the extent described in the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and the Subsidiaries reflect in all material respects the rights of the Company and the Subsidiaries to explore the unexplored and undeveloped acreage described or incorporated by reference in the Prospectus. The Company and the Subsidiaries have exercised reasonable diligence, with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements, although the investigation of record title made by the Company and the Subsidiaries generally involved no more than a preliminary review of local records, as is customary in the industry.

                 (u) The information which was supplied by the Company to Williamson Petroleum Consultants, Inc. ("Williamson"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Company and the Subsidiaries as of June 30, 1995, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; Williamson was, as of the date of such evaluation, and is, as of the date hereof, independent with respect to the Company and the Subsidiaries; other than normal production of the reserves and intervening spot market product price fluctuations, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Williamson Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Prospectus and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

                 (v) Except as (i) disclosed to the Underwriters in writing, (ii) disclosed in or contemplated by the Prospectus or (iii) not required to be disclosed in the Prospectus, the Company is not engaged in any negotiations, nor is it a party to any existing agreements, arrangements or understandings, with respect to any acquisitions, combinations or dispositions of assets or securities that would be material to the Company or any Subsidiary.

                 (w) Other than discounts and commissions of the Underwriters as described in the Prospectus, no fees or commissions will be payable by the Company to any broker, finder or investment banker with respect to the issuance and sale of any of the Shares pursuant to the terms of this Agreement.

                 (x) No statement, representation or warranty made by the Company or any of the Subsidiaries in this Agreement or made in any certificate or document required by any of the foregoing agreements to be delivered to the Underwriters, is, was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                 (y) Neither the Company nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares or the application of proceeds thereof to violate Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date or any Option Closing Date.

                 (z)      Except as described in the Prospectus, and except for
(i) the CI/TLW Registration Agreement and (ii) the Indemnity and Stock Registration Agreement, which have been waived in writing as they apply to the offering of the Shares, no holder of any security of the Company has any right to require registration of Shares of Common Stock or any other security of the Company.

                 (aa) To the best knowledge of the Company, there are no affiliations between or among the Company's officers, directors or 5% stockholders or any affiliates thereof and the National Association of Securities Dealers, Inc. ("NASD") or any member or affiliate of any member of the NASD, except as set forth in the Prospectus or as otherwise disclosed to the Representatives.

                 (bb) The Common Stock is listed on the New York Stock Exchange and the Shares have been approved for listing on the New York Stock Exchange.

                 (cc)     The Company has complied with all provisions of
Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

The Company hereby agrees that McAfee & Taft and Andrews & Kurth L.L.P. may rely on the above representations and warranties for purposes of their opinions to be delivered pursuant to this Agreement.

         7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein and used in conformity therewith; provided, however, that the indemnity obligations arising under this Section 7(a) with respect to any preliminary prospectus, shall not inure to the benefit of an Underwriter and its controlling persons and their respective directors, officers and employees if the person asserting any such losses, claims, damages, liabilities or judgments purchased the Shares from such Underwriter and if a copy of the Prospectus (as then amended or supplemented if the Company shall have timely furnished any amendments thereof or supplements thereto), was not sent or given by such Underwriter or on its behalf to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as then amended or supplemented if the Company shall have timely furnished any amendments thereof or supplements thereto), would have cured the defect giving rise to such losses, claims, damages, liabilities or judgments. This indemnity is and will be in addition to any liability which the Company otherwise may have.

                 (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than thirty days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through Donaldson, Lufkin & Jenrette Securities Corporation expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof. The Company acknowledges that the only information furnished in writing by or on behalf of any Underwriter through Donaldson, Lufkin & Jenrette Securities Corporation expressly for use in the

Registration Statement or Prospectus consists of the following: (i) the last full paragraph of text appearing on the outside front cover page of the Prospectus, (ii) the names of the Underwriters in the form they appear on the outside front and back cover pages of the Prospectus, and (iii) the third full paragraph of text appearing under the caption "Underwriting" in the Prospectus.

                 (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each director, officer and employee of an Underwriter or the Company, and each person, if any, who controls an Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act, shall have the same rights to contribution as such Underwriter or the Company, as the case may be.

         8. Conditions of Underwriters' Obligations. The Underwriters' obligations to purchase and pay for the Firm Shares shall be subject to (i) the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, (ii) the absence in any certificates, opinions, written statements or letters furnished pursuant to this Section 8 to the Underwriters or to their counsel, of any qualification or limitation not previously approved by the Underwriters, (iii) the performance by the Company of its obligations hereunder required to be performed on or prior to the Closing Date, and (iv) the following additional conditions:

                 (a) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A or 462 of the Act, such post-effective amendment shall have become effective (or, if any Shares are sold in reliance upon Rule 430A of the Act and no post-effective amendment is so required to be filed, the form of prospectus required by Rule 424(b) of the Act shall have been timely filed with the Commission in accordance with Section 5(a) hereof)) on the date of this Agreement or at such later date and time as the Underwriters may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all respects, and
(iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(i) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened and every request for additional information on the part of any state securities commission has been complied with.

                 (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Shares; and no injunction, restraining order or order of any nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                 (c) Since the date of the latest balance sheet included in the Registration Statement and Prospectus: (i) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or any of the Subsidiaries from that set forth in or contemplated by the Registration Statement and Prospectus; (ii) the Company shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and Prospectus; and (iii) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole, except, in each case, as expressly described in the Registration Statement and Prospectus.

                 (d) The representations and warranties made by the Company herein shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and the Company shall have complied in all material respects with all agreements hereunder required to be performed by the Company.

                 (e) As to each Underwriter, the purchase of and payment for the Shares to be purchased by such Underwriter hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation, order or other restriction.

                 (f) On the Closing Date, the Underwriters shall have received the opinion of McAfee & Taft A Professional Corporation, counsel to the Company, dated the Closing Date, addressed to the Underwriters, and in form and scope reasonably satisfactory to the Underwriters' counsel, substantially to the effect that:

                          (i) The Registration Statement was declared effective in compliance with the Act; any required filing of the Prospectus, and any amendments or supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or, to the best of such counsel's knowledge, are pending or contemplated under the Act;

                          (ii) At the time it became effective and on the Closing date, the Registration Statement, including all documents incorporated by reference therein (except for financial statements, the notes thereto and related schedules and other financial and statistical data included therein, as to which no opinion need be expressed), complied as to form in all material respects with the Act and the Exchange Act;

                          (iii) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects to the applicable requirements of the Exchange Act;

                          (iv) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein;

                          (v) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in the State of Oklahoma. The Company has all requisite corporate power and authority to own or lease and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement or Prospectus.

                          (vi) The Company has the authorized capitalization set forth in the Registration Statement and Prospectus. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights arising under applicable law or the Company's charter or bylaws or, to the knowledge of such counsel, any agreement or contract. To the knowledge of such counsel, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company (other than the outstanding options and warrants hereafter mentioned), there are no outstanding or authorized options (other than pursuant to the Company's Stock Option Plans), warrants, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party (other than (i) the Transfer Agent/Registrar Agreement, (ii) the CI/TLW Registration Agreement, and
         (iii) the Indemnity and Stock Registration Agreement).

                          (vii) Each of the Subsidiaries has been duly incorporated or organized as a limited partnership, is validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization, and has the corporate or partnership power and authority required to carry on its business and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                          (viii) All of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable (subject, however, in the case of equity interests of any limited partnership, to the general liability of general partnership interests), and, on the Closing Date will be owned by the Company or another Subsidiary, free and clear of any security interest, claim, lien, or encumbrance other than the 12% Notes Pledge. On the Closing Date, to the knowledge of such counsel, there will not be any rights granted to or in favor of any person to acquire any such capital stock or other equity interests of a Subsidiary other than pursuant to the 12% Notes Pledge. To the knowledge of such counsel, the Subsidiaries are the only subsidiaries of the Company.

                          (ix) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights arising under applicable law or the Company's charter or bylaws or, to the knowledge of such counsel, any agreement or contract;

                          (x) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except insofar as (A) such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether enforcement is sought in a proceeding at law or in equity) and (B) rights to indemnification and contribution contained herein and therein may be limited by Federal or state securities laws or public policy relating thereto. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus.

                          (xi) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, instrument, franchise, license or permit known to such counsel to which the Company is a party or by which any of its properties or assets may be bound and that is material to the Company (other than those as to which the requisite waivers or consents have been obtained), or (B) violate or conflict with any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, except for (a) such as have been obtained under the Act and the state securities or Blue Sky laws and (b) such other consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been obtained.

                          (xii) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (xiii) the statements under the caption "Description of Capital Stock" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for by Regulation S-K under the Act with respect to such legal matters, documents and proceedings;

                          (xiv) to the best of such counsel's knowledge, except as described in the Prospectus, and except for (i) the CI/TLW Registration Agreement and (ii) the Indemnity and Stock Registration Agreement, which have been waived in writing as they apply to the offering of the Shares, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and representatives of the Underwriters and their counsel at which conferences the contents of the Registration Statement and Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus or any amendment thereof or supplement thereto (except as to matters referred to in the last sentence of paragraph (x) above), no facts have come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective and at the Closing Date contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of the date hereof and the Closing Date and as amended or supplemented, if applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no view need be expressed by such counsel with respect to the financial statements and other financial and statistical data included in the Registration Statement and Prospectus or any amendment thereof or supplement thereto).

         In rendering the foregoing opinions, such counsel may (A) rely as to matters involving the application of laws other than the laws of the United States, the State of Oklahoma and Delaware corporate law, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and scope reasonably satisfactory to the Underwriters' counsel) of other counsel qualified to opine with respect to the applicable laws; (B) assume that this Agreement will be governed by the laws of the State of Oklahoma, without giving effect to the principles of conflicts of law thereof, notwithstanding its express terms; and (C) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of the Company, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to the Underwriters' counsel. The opinion of counsel for the Company shall state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, the Underwriters and the Underwriters' counsel are justified in relying thereon.

                 (g) On the Closing Date, the Underwriters shall have received certificates, dated the Closing Date, signed by each of the Chairman of the Board and Chief Financial Officer or the President and the Chief Financial Officer of the Company, and such other certificates of executive officers as the Underwriters may specify, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

                 (h) On the Closing Date, the Underwriters shall have received from Andrews & Kurth L.L.P., an opinion, dated the Closing Date, addressed to the Underwriters, with respect to the Company, the Registration Statement and Prospectus, the offer, sale and resale of the Shares and other related matters as the Underwriters reasonably may require, and the Company shall have furnished to such firm such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (i) Concurrently with the execution and delivery of this Agreement, the Underwriters shall have received from Coopers & Lybrand, and on the Closing Date, the Underwriters shall have received from Coopers & Lybrand, a letter addressed to the Underwriters, dated the date of its delivery, substantially in the form and to the effect and with respect to such matters as shall have been previously agreed upon by the Underwriters.

                 (j) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters reasonably may request.

         If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to their counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and scope in all material respects to the Underwriters and to their counsel, all of the Underwriters' obligations hereunder may be canceled by them at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone, telecopy, telex or telegraph, confirmed in writing.

         9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement, (ii) unless the Company intends to rely on Rule 430A of the Act, the effectiveness of the Registration Statement, and (iii) if the Company intends to rely on Rule 430A of the Act, the earlier of the effectiveness of a post-effective amendment filed in compliance with Rule 430A or Rule 462 of the Act or the filing of a final prospectus pursuant to Rule 424(b).

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary,
(v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be given by facsimile transmission or by notice in writing hand delivered or by certified mail, postage prepaid, return receipt requested. All such notices shall be sent to the facsimile transmission number or address (as the case may be) as follows:

                     (i)     if to the Company, to:

                             Chesapeake Energy Corporation
                             6104 North Western Avenue
                             Oklahoma City, Oklahoma  73118
                             Attention:  Chief Financial Officer
                             Facsimile transmission number:  (405) 842-8871

                             with a copy to:

                             McAfee & Taft A Professional Corporation
                             Two Leadership Square
                             Oklahoma City, Oklahoma  73102
                             Attention: Theodore M. Elam, Esq.
                             Facsimile transmission number:  (405) 235-0439



                     (ii)    if to any Underwriter, to:

                             Donaldson, Lufkin & Jenrette Securities Corporation 277 Park Avenue
                             New York, New York 10172
                             Attention: Syndicate Department
                             Facsimile transmission number: (212) 892-3966 with a copy to:

                             Andrews & Kurth L.L.P.
                             4200 Texas Commerce Tower
                             Houston, Texas  77002
                             Attention:  G. Michael O'Leary, Esq.
                             Facsimile transmission number:  (713) 220-4285

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                        Very truly yours,


                                        CHESAPEAKE ENERGY CORPORATION


                                        By:
                                            -----------------------------------
                                            Aubrey K. McClendon,
                                            Chief Executive Officer



DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
PRUDENTIAL SECURITIES INCORPORATED

Acting severally on behalf of
    themselves and the several
    Underwriters named in
    Schedule I hereto

By: DONALDSON, LUFKIN & JENRETTE
             SECURITIES CORPORATION


    By:
        -----------------------------------
    Name:
          ---------------------------------
    Title:
          ---------------------------------

                                   SCHEDULE I



                                                                                   Number of Firm Shares
          Underwriters                                                                 to be Purchased
          ------------                                                             ---------------------
Donaldson, Lufkin & Jenrette Securities Corporation ............................

Bear, Stearns & Co. Inc. .......................................................

J.P. Morgan Securities Inc. ....................................................

Prudential Securities Incorporated..............................................
                                                                                       -------------
                                                             Total
                                                                                       =============